UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011 (June 21, 2011)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2011, OptimumBank Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it fails to comply with the audit committee composition requirement set forth in Nasdaq’s Listing Rule 5605(c)(2) (the “Audit Committee Rule”) due to the resignation of Jerry Grace from the Company’s board of directors on May 23, 2011. Mr. Grace was the former Chairman of the Company’s audit committee. The Audit Committee Rule requires audit committees to have a minimum of three members who meet stringent independence requirements, are financially literate, and one of whom is financial sophisticated. As a result of Mr. Grace’s resignation, the Company’s audit committee currently has two members, neither of whom has the requisite financial sophistication. The Company has been provided a cure period in order to regain compliance with the Audit Committee Rule until: (a) the earlier of the Company’s next annual shareholders’ meeting or May 23, 2012, or (b) if the next annual shareholders’ meeting is held before November 21, 2011, no later than November 21, 2011.

In addition, on June 21, 2011, the Company received another written notice from the Staff notifying the Company that due to Jerry Grace’s resignation as a director of the Company, the Company has only two independent directors on its five member board, and, therefore, is no longer eligible for the cure period previously granted by the Staff for the Company’s prior failure to comply with the majority independent director requirement set forth in Nasdaq’s Listing Rule 5605(b)(1) (the “Majority Independent Director Rule”). The Majority Independent Director Rule requires the board of directors to have a majority of members who are independent. The Company had previously been provided a cure period in order to regain compliance with the Majority Independent Director Rule until: (a) the earlier of the Company’s next annual shareholders’ meeting or January 6, 2012; or (b) if the next annual shareholders’ meeting is held before July 5, 2011, no later than July 5, 2011. The Company now has 45 calendar days, or until August 5, 2011, to submit a plan to regain compliance with the Majority Independent Director Rule. If the plan is accepted, the Staff may grant an exception of up to 180 calendar days from the date of Staff’s initial notification, until December 18, 2011, to evidence compliance with the Majority Independent Director Rule. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Hearings Panel.

The Company is actively seeking no less than two qualified independent directors to fill the vacancies on its audit committee and board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

	By:	/s/ Richard L. Browdy
Richard L. Browdy
June 27, 2011		President and Chief Financial Officer